Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3, covering the registration of 107,116 shares of common stock, of our report dated March 30, 2006 included in the annual report on Form 10-K of 21st Century Holding Company for the years ended December 31, 2004 and December 31, 2005, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ DeMeo, YOUNG, McGRATH

Boca Raton, Florida,
May 15, 2006